Exhibit 3.4

BY-LAWS

ARTICLE I

OFFICES

SECTION 1. Principal Office. The principal office of the Corporation shall be in the State of New York, City of New York, or as the Board of Directors may determine from time to time.

SECTION 2. Registered Office. To the extent required by law or that the President or any Vice President of the Corporation may deem necessary or appropriate, the Corporation shall maintain a registered office and/or registered agent in the state of the Corporation’s incorporation (the “State”) and any other state or jurisdiction.

SECTION 3. Other Offices. The Corporation may also have offices at such other places within and without the State as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

SECTION 1. Time and Place of Meetings. A meeting of the stockholders may be held at such time and place, within or without the State, as shall be stated in the notice thereof or in a duly executed waiver of notice thereof.

SECTION 2. Annual Meetings. An annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before such meeting shall be held at noon on the first Tuesday of March in each year, at the place stated in the notice thereof or in a duly executed waiver of notice thereof. If such annual meeting is not held as herein provided, it may be held as soon thereafter as may be convenient. Such subsequent meeting shall be called in the same manner as hereinafter provided for special meetings of stockholders.

SECTION 3. Special Meetings. A special meeting of the stockholders may be called at any time by any Chairman of the Board, the President, any Vice President, the Secretary or a majority of the directors then in office. The Chairman of the Board, the President, any Vice President or the Secretary shall call a special meeting at the written request of the holders of record of a majority of the shares of stock issued and outstanding and entitled to vote. Such written request shall state the purpose(s) of the meeting and be delivered to any Chairman of the Board, the President or any Vice President of the Corporation. The time and place at which any special meeting of the stockholders shall be held shall be fixed by any Chairman of the Board, the President, the Vice President, the Secretary, the directors or stockholders, as the case may be, who shall have called or requested the call of such special meeting; provided, however, that the time so fixed shall permit the giving of notice as provided in Section 4 of this Article II, unless such notice is waived as provided by law. Special meetings may also be called and held in such cases and such manner as may be provided by law.

SECTION 4. Notice of Meetings. Except as otherwise provided by law, notice of each meeting of the stockholders, whether annual or special, shall be in writing and signed by any Chairman of the Board, the President, any Vice President or the Secretary. Such notice shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose(s) for which the meeting is called. Unless otherwise provided by law, a copy of such notice shall be served personally or by mail on each stockholder of record entitled to vote at such meeting not less than ten or more than fifty days before the meeting. If mailed, a copy of such notice shall be directed to each such stockholder at his address as it appears on the stock book of the Corporation unless he shall have filed with the Secretary a written request that notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request.

SECTION 5. Chairman of the Board and Secretary. Each meeting shall be presided over by one or more of the individuals serving as Chairman of the Board, or, in the absence of all individuals serving as Chairman of the Board, by the President, or, in the absence of all individuals serving as Chairman of the Board and the President, by such other person as may be designated from time to time by the Board of Directors, or in the absence of such person or if there shall be no such designation, by a chairman to be chosen at such meeting. The Secretary shall act as secretary of each meeting of the stockholders or, if he shall not be present, such person as may be designated by the Board of Directors shall act as secretary or, in the absence of such person or if there shall be no such designation, stockholders at the meeting may choose a secretary.

SECTION 6. Quorum. At all meetings of the stockholders, the presence, in person or by proxy, of the holders of record of a majority of the shares of stock issued and outstanding, and entitled to vote thereat, shall be necessary and sufficient to constitute a quorum for the transaction of business, except as otherwise provided by law, the Certificate of Incorporation or these By-Laws. The holders of record of a majority of the shares of stock present in person or represented by proxy, and entitled to vote thereat, whether or not a quorum shall be present, or if no such stockholder is present in person or represented by proxy, an officer entitled to preside at, or act as secretary of, such meeting, may adjourn the meeting from time to time, for a period of not more than thirty days at any one time. At any such adjourned meeting at which a quorum shall be present in person or represented by proxy, any business may be transacted that might have been transacted at the meeting as originally called.

SECTION 7. Proxies. Each stockholder entitled to vote at a meeting of stockholders, or to express consent or dissent to corporate action in writing without a meeting, may authorize another person or persons to act for him by proxy. Each such proxy shall be in writing and executed by the stockholder or his duly authorized attorney-in-fact, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Except as otherwise provided by law, every proxy shall be revocable at the pleasure of the stockholder who executed it, or of his duly authorized attorney in-fact, personal representatives or assigns.

SECTION 8. Voting and Required Vote. At each meeting of the stockholders, each stockholder entitled to vote at such meeting shall be entitled to one vote for each share of stock standing in his name on the books of the Corporation. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, at each meeting of the stockholders, if there shall be a quorum, the vote of the holders of a majority of the shares of stock present in person or by proxy, and entitled to vote thereat, shall decide all matters brought before such meeting.

SECTION 9. List of Stockholders. The Secretary shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting with the address, and the number of shares registered in the name of each such stockholder. Such list shall be open to the examination of any stockholder for ten days prior to the meeting during ordinary business hours.

SECTION 10. Written Consent in Lieu of Meeting. Subject to any provisions of applicable law, any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a written consent setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. A copy of such written consent shall be filed in the minute book of the Corporation, and prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III

BOARD OF DIRECTORS

SECTION 1. General Powers. The business and affairs of the Corporation shall be managed by the Board of Directors. In addition to the powers and authority expressly conferred on it by these By-Laws, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

SECTION 2. Number of Directors. The Board of Directors shall consist of two or more members. At the time of the adoption of these By-Laws, the Board of Directors shall consist of three persons. Thereafter, the number of directors may be increased or decreased by resolution of the Board of Directors adopted by the affirmative vote of a majority of the total number of directors constituting the entire Board of Directors or by the stockholders at any meeting thereof. No decrease in the number of directors shall shorten the term of any incumbent director.

SECTION 3. Election of Directors, Term of Office and Qualifications. Except as provided in Sections 2, 5 and 6 of this Article III, the directors shall be elected at the annual meeting of the stockholders. All elections of directors shall be by a plurality of the votes cast. Except as provided by law, each director (whether elected at a meeting of the stockholders or to fill a vacancy or otherwise) shall continue in office until the annual meeting of the stockholders held next after his election and until his successor shall have been elected and shall qualify, or until his resignation or removal in the manner provided in Sections 4 and 5 of this Article III, or until his death. No director need be a stockholder of the Corporation.

SECTION 4. Resignation. Any director may resign at any time by giving written notice of such resignation to the Board of Directors, the Chairman of the Board, the President or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon receipt thereof by the Board of Directors or by any such officer.

SECTION 5. Removal. Any director may be removed at any time, with or without cause, by the affirmative vote of the holders of record of a majority of the shares of stock issued and outstanding and entitled to vote, given at a meeting of the stockholders called for that purpose or by written consent of such stockholders in lieu of a meeting. Any vacancy in the Board of Directors resulting from any such removal may be filled by the stockholders at such meeting or by such written consent in the manner provided in Section 3 of this Article III; provided, however, that, in the event that the stockholders do not fill such vacancy at such meeting, such vacancy may be filled in the manner provided in Section 6 of this Article III.

SECTION 6. Vacancies. If any vacancy shall occur in the Board of Directors by reason of death, resignation, removal, increase in the number of directors or otherwise, such vacancy may be filled, subject to the provisions of Section 5 of this Article III, by a majority of the directors then in office, though less than a quorum; provided, however, that a director so elected to fill such a vacancy may be replaced in the manner provided by law. Any such vacancy may also be filled by the stockholders entitled to vote at any meeting of the stockholders held during the existence of such vacancy; provided, however, that the notice of such meeting shall have mentioned such vacancy or expected vacancy. If the number of directors shall be increased between annual meetings of stockholders, the additional director or directors authorized by such increase may be elected to hold office until the next annual meeting of the stockholders by a vote of a majority of the directors then in office at the time of such increase or, if not so elected prior to the next annual meeting of the stockholders, such director or directors shall be elected by vote of the stockholders at such next annual meeting of stockholders. In the event that the resignation of any director shall specify that it shall take effect at a future date, the vacancy resulting from such resignation may be filled by a majority vote of the Directors then in office, including that of the Director who shall have so resigned, and the vote thereon shall take effect when such resignation shall become effective.

SECTION 7. Regulations. The Board of Directors may adopt such rules and regulations for the conduct of its meetings and for the management of the business and affairs of the Corporation as it may deem proper and not inconsistent with law, the Certificate of Incorporation and these By-Laws.

SECTION 8. Committees of the Board of Directors. The Board of Directors may, by resolutions adopted by a majority of the total number of directors constituting the entire Board of Directors, designate one or more committees, each committee to consist of one or more directors of the Corporation, which, to the extent provided in such resolutions, shall have and may exercise all the power and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that no such committee shall have power or authority prohibited by applicable law. Each such committee shall serve at the pleasure of the Board of Directors and shall keep minutes of its meeting and report the same to the Board of Directors.

SECTION 9. Compensation. Nothing herein shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE IV

MEETINGS OF THE BOARD

SECTION 1. Annual and Regular Meetings. As soon as practicable after the annual meeting of the stockholders in each year, an annual meeting of the Board of Directors, for organization, for the election of officers and for the transaction of such other business as may properly come before the meeting. No notice of the annual meeting of the Board of Directors need be given. Regular meetings of the Board of Directors shall be held at such times and places (within or without the State) as the Board of Directors may from time to time determine by resolution duly adopted at any meeting of the Board of Directors. No notice of any such meeting need be given.

SECTION 2. Special Meetings. A special meeting of the Board of Directors may be called at any time by one or more of the individuals serving as the Chairman of the Board, the President, any Vice President, the Secretary or any director and shall be held at such time and place (within or without the State) as may be fixed by the person calling the meeting; provided, however, that the time so fixed shall permit the giving of notice as provided in Section 3 of this Article IV.

SECTION 3. Notice of Special Meetings. Notice of the time and place of each special meeting of the Board of Directors shall be mailed to each director addressed to him at his address as it appears on the records of the Corporation, at least two (2) days before the day on which the meeting is to be held or shall be sent to him at such place by telegraph, radio or cable, or telephoned or delivered to him personally, not later than the day before the day on which the meeting is to be held. Unless otherwise provided by law, the Certificate of Incorporation or these By-Laws, such notice need not state the purposes of the meeting.

SECTION 4. Quorum. At all meetings of the Board of Directors the presence in person of one half or more of the total number of Directors constituting the entire Board of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and, except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, if a quorum shall be present, the act of a majority of the Directors present shall be the act of the Board of Directors. If the vote of the Board of Directors is evenly divided, then the director presiding at the meeting shall be entitled to one additional vote. In the absence of a quorum a majority of the directors present or if no director is present, any officer entitle to preside at such meeting, without notice other than by announcement at the meeting, may adjourn the meeting from time to time, for a period of not more than thirty days at any one time. At any such adjourned meeting at which a quorum shall be present, any business may be transacted that might have been transacted at the meeting as originally called.

SECTION 5. Participation in a Meeting by Conference Telephone. Any and all members of the Board of Directors or of any committee thereof may participate in a meeting of the Board or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in such meeting can hear each other. Participation in a meeting pursuant to this section shall constitute presence at such meeting.

SECTION 6. Written Consent in Lieu of Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto shall be signed by all members of the Board or of such committee, as the case may be, and filed with the minutes of proceedings of the Board of Committee.

ARTICLE V

NOTICES

SECTION 1. Waiver of Notice. Whenever any notice is required to be given by law, by the Certificate of Incorporation or these By-Laws, a written waiver thereof by the person or persons entitled to such notice, whether before or after the time stated therein shall be deemed equivalent to such notice. Neither the business to be transacted at, nor the purpose of any meeting of the stockholders, Board of Directors, or any committee of the Board of Directors need be specified in any written waiver of notice.

SECTION 2. Attendance at Meeting. Attendance of a person at any meeting, whether of stockholders (in person or by proxy), or Board of Directors, or any committee of the Board of Directors, shall constitute a waiver of notice of such meeting, except when such person attends such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not legally called or convened.

ARTICLE VI

OFFICERS

SECTION 1. Number. The officers of the Corporation shall be one or more Chairmen of the Board, the President, one or more Vice Presidents, the Secretary, the Treasurer and such other officers as may be elected or appointed in accordance with the provisions of Section 2 of this Article VI. Any two or more officers may be held by the same person except the office of President and Secretary.

SECTION 2. Selection, Term of office, Qualification and Compensation.

(a) Each individual elected as Chairman of the Board, President, Vice President, Secretary and/or Treasurer shall be elected by the Board of Directors and shall hold office until his or her successor is elected and qualified, or until his or her resignation, removal or until his or her disability or death.

(b) Other officers, including without limitation a General Counsel and/or General Manager and one or more Assistants to the President, Assistant Secretaries and/or Assistant Treasurers, shall be chosen in such manner, hold office for such period, have such authority, perform such duties and be subject to removal as may be determined by the Board of Directors. The Board of Directors may delegate to any officer or officers the power to appoint any such other officers, to fix their respective terms of office, to prescribe their respective authorities and duties, to remove them and to fill vacancies in any such offices.

(c) No officer except the individuals serving as Chairman of the Board need be a director, and no officer need be a stockholder unless otherwise provided by law. The compensation of all officers of the Corporation shall be fixed by the Board of Directors.

SECTION 3. Resignation. Any officer may resign at any time, unless otherwise provided in any contract with the Corporation, by giving written notice to the Board of Directors, any Chairman of the Board, the President, or the Secretary. Unless otherwise specified therein, such resignation shall take effect on receipt thereof by the Board of Directors or any such officer.

SECTION 4. Removal. Any officer may be removed at any time, either with or without cause, by the Board of Directors. Any officer not elected by the Board of Directors may be removed in such manner as may be determined by, or pursuant to delegation from, the Board of Directors.

SECTION 5. Vacancies. If a vacancy shall occur, by reason of death, disqualification, resignation, removal or otherwise, in any office required by Section 2 of this Article VI to be elected by the Board of Directors, such vacancy may be filled for the unexpired portion of the term by the Board of Directors. A vacancy in any other office shall be filled in such manner as may be determined by, or pursuant to delegation from, the Board of Directors.

SECTION 6. Chairman of the Board. The Chairman of the Board of Directors (or if there shall be more than one, together or any one, as they shall determine) shall preside at all meetings of stockholders and at all meetings of the Board of Directors and shall have, perform and exercise all powers and duties incident to the office of the Chairman of the Board, and such other powers as may from time to time be assigned to him by these By-Laws or by the Board of Directors.

SECTION 7. President. The President shall be the chief executive officer of the Corporation and, subject to the control of the Board of Directors, shall exercise general supervision over the property, affairs and business of the Corporation and shall authorize the other officers of the Corporation to exercise such powers as he, in his discretion, may deem to be in the best interest of the Corporation. In the absence of the Chairman of the Board, or if no Chairman of the Board has been elected, the President shall preside at all meetings of the stockholders and at all meetings of the Board of Directors; and in general, the President shall perform and exercise all the powers and duties incident to the office of the President, and such other powers and duties as may from time to time be assigned to him by these By-Laws or by the Board of Directors.

SECTION 8. Vice Presidents. Each Vice President or, if there shall be more than one, such officers in the order determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise such other duties and have such other powers as may be assigned to him by these By-Laws or by the Board of Directors or by the President. The Board of Directors may designate one or more Vice Presidents as Senior Executive Vice President, Executive Vice President and Senior Vice President.

SECTION 9. Secretary and Assistant Secretaries. The Secretary shall record the proceedings of all meetings of the stockholders and all meetings of the Board of Directors in minute books to be kept by him for that purpose. He shall keep in safe custody the seal, stock certificate books and stockholder records of the Corporation, and, in general, shall have, perform and exercise all the powers and duties incident to the office of secretary and such other powers and duties as may from time to time be assigned to him by these By-Laws or by the Board of Directors or by the President. The Secretary, or an Assistant Secretary, shall have authority to affix the seal of the Corporation to any instrument requiring it and to attest the fixing by his signature. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the fixing by his signature. The Assistant Secretary or Assistant Secretaries, if any, shall, in the absence or disability of the Secretary, or at his request, and shall perform such other duties and have such other powers as the Board of Directors or the President may from time to time prescribe.

SECTION 10. Treasurer and Assistant Treasurers. The Treasurer shall have care and custody of the funds of the Corporation and its other valuable effects, including securities, and keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and, in general, shall have, perform and exercise all powers and duties incident to the office of Treasurer and such other powers and duties as may from time to time be assigned to him by these By-Laws or by the Board of Directors or by the President. The Assistant Treasurer or Assistant Treasurers, if any, shall, in the absence or disability of the Treasurer, or at his request, perform his duties and exercise his powers and authority, and shall perform such other duties and have such other powers as the Board of Directors or the President may from time to time prescribe.

SECTION 11. General Counsel. The General Counsel, if any, shall exercise general supervision over the legal affairs of the Corporation and shall perform such other duties and have such other powers as the Board of Directors or the President may from time to time prescribe.

SECTION 12. Assistant to the President; General Manager. Each Assistant to the President, if any, and the General manager, if any, shall perform such duties and have such powers as the Board of Directors or the President may from time to time prescribe.

SECTION 13. Surety Bonds. In the event that the Board of Directors shall so require, any officer or agent of the Corporation shall execute to the Corporation a bond in such sum and with such surety or sureties as the Board of Directors may direct, conditioned on the faithful performance of his duties to the Corporation including responsibility for negligence and for the accounting of all property, funds or securities of the Corporation which may come into his hands.

ARTICLE VII

CAPITAL STOCK AND CERTIFICATES

SECTION 1. Form of Certificates. The interest of each stockholder shall be evidenced by a certificate or certificates representing shares of stock of the Corporation which shall be numbered consecutively and shall be in such form as the Board of Directors may from time to time adopt. Each such certificate shall bear the name of the registered holder and the number of shares owned and shall be signed by any Chairman of the Board, President or any Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant

Secretary, and shall be sealed with the seal of the Corporation, and shall be countersigned and registered in such manner, if any, as the Board of Directors may prescribe. In case such certificate is signed (i) by a transfer agent or (ii) by a transfer clerk and a registrar, the signature of any such officer, and the seal of the Corporation on such certificate, may be facsimile. In case any officer who shall have signed, or whose facsimile signature shall have been used on, any such certificate shall cease to be such officer of the Corporation, before such certificate shall have been delivered by such certificate may nevertheless be adopted by the Corporation and be issued and delivered as though the person who signed such certificate, or whose facsimile signature shall have been used thereon, had not ceased to be such officer; and such issuance and delivery shall constitute adoption of such certificate by the Corporation. There shall be entered on the stock books of the Corporation the number of each certificate issued, the number of shares represented thereby, the name of the person to whom such certificate was issued and the date of issuance thereof.

SECTION 2. Transfer of Stock. The original stock ledger of the Corporation shall contain the names and addresses of all persons who are stockholders of the Corporation, the number of shares of stock held by each of them, the time when each of them became the owner thereof, and the amount paid thereon. Transfers of shares of the stock of the Corporation shall be made only on the books of the Corporation by the holder of record thereof, or by his attorney thereunto duly authorized by a power of attorney executed in writing and filed with the Secretary, upon the surrender of the certificate or certificates for such shares properly endorsed, with such evidence of the authenticity of such transfer, authorization and other matters as the Corporation or its agents may reasonably require, and accompanied by all necessary Federal and State stock transfer stamps.

SECTION 3. Lost, Stolen or Destroyed Certificates. A certificate for shares of the stock of the Corporation may be issued in place of any certificate lost, stolen or destroyed, but only upon delivery to the Corporation, if the Board of Directors so requires, of such evidence of loss, theft or destruction as the Board may require.

SECTION 4. Regulations, Transfer Agents and Registrars. Subject to Section 1 of this Article VII, the Board of Directors may make such rules and regulations as it may deem expedient concerning the issuance and transfer of certificates for shares of the stock of the Corporation and may appoint transfer agents or registrars, and may require all certificates of stock to bear the signature of either or both. Nothing herein shall be construed to prohibit the Corporation from acting as its own transfer agent.

SECTION 5. Taking of Record. In lieu of closing the stock transfer books of the Corporation in the manner provided by law, the Board of Directors may fix in advance a date, not more than sixty days nor less than ten days preceding the date of any meeting of stockholders and not more than sixty days preceding the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining the consent of stockholders for any purpose, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment or rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent; and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be.

SECTION 6. Dividends and Reserves. Dividends shall be declared and paid at such times as the Board of Directors may determine, subject to applicable provisions of law, or of the Certificate of Incorporation. The Board of Directors may, from time to time, set aside out of any funds of the Corporation available for dividends such sum or sums as the board, in its discretion, may deem proper as a reserve fund for working capital, or to meet contingencies, or for equalizing dividends, or for any other purpose that the Board may deem to be in the best interests of the Corporation. The Board of Directors may, in its discretion, modify or abolish any such reserve at any time.

SECTION 7. Record Ownership. The Corporation shall be entitled to recognize the exclusive right of a person registered as such on the books of the Corporation as the owner of shares of the Corporation’s stock to receive dividends and to vote as such owner and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE VIII

GENERAL PROVISIONS

SECTION 1. Books, Accounts and Other Records. Except as otherwise provided by law, the books, accounts and other records of the Corporation shall be kept at such place or places (within or without the State) as the Board of Directors may from time to time designate.

SECTION 2. Execution of Instrument. All agreements, deeds, contracts, proxies, covenants, bonds, checks, drafts, bills of exchange, notes, acceptances and endorsements, and all evidences of indebtedness and other documents, instruments or writings of any nature whatsoever, shall be signed by such officers, agents or employees of the Corporation, or any one of them, and in such manner, as from time to time may be determined (either generally or in specific instances) by the Board of Directors or by such officer or officers to whom the Board of Directors may delegate the power so to determine.

SECTION 3. Corporate Seal. The corporate seal of the Corporation shall have inscribed thereon the name of the Corporation. In all cases in which the corporate seal is duly authorized to be used, it may be used by causing it or a facsimile of it to be impressed, affixed, reproduced, engraved or printed.

SECTION 4. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

ARTICLE IX

TRANSACTIONS WITH DIRECTORS AND OFFICERS

Subject to any requirements and limitations which may be imposed by law, any or all of the directors or officers of the Corporation, notwithstanding their official relations to it, may enter into, negotiate, consummate and perform any contract or other transaction of any nature between the Corporation and themselves, or any other corporation, partnership, association or other organization in which such directors or such officers are directors or officers, or have a financial interest, notwithstanding their interest therein; provided, however, that such contract or other transaction shall not be in the nature of a secret agreement for the personal advantage or benefit of any such director or officer or otherwise contrary to law, the intent hereof being to relieve each and every person who may be or become a director of the Corporation from any disability that might otherwise exist in contracting with this Corporation.

ARTICLE X

INDEMNIFICATION

SECTION 1. Litigation Brought by Third Parties. Subject to the requirements of and limitations imposed by applicable law, the Corporation shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administration, or investigative, by reason of the fact that he, his testator or intestate, is or was a director or officer, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, of any type or kind, domestic or foreign, against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contenders or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

SECTION 2. Litigation by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation.

SECTION 3. Indemnification as of Right. To the extent that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article X, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

SECTION 4. Required Determination. Any indemnification under Sections 1 and 2 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director of officer is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 and 2. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum, consisting of directors who were not parties to such action, suit or proceeding, or (b) if such quorum is not obtainable, or even if obtainable a quorum or disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

SECTION 5. Advances for Expenses. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article.

SECTION 6. Indemnification of Others. The Board of Directors, in its discretion, shall have the power on behalf of the Corporation to indemnify any person, other than a director or officer, made a party to any action, suit or proceeding by reason of the fact that he, his testator or intestate, is or was an employee of the Corporation.

SECTION 7. Non-Exclusivity and Non-Duplication. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled or powers the Corporation may exercise under any other by-law now or hereafter in effect, agreement, vote of stockholders or disinterested directors, applicable law or otherwise, both as to action of such person in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer or employee, and shall insure to the benefit of the heirs, executors and administrators of such a person. Notwithstanding any other provision set forth in this Article, the indemnification authorized and provided by this Article shall be applicable only to the extent that any such indemnification shall not duplicate indemnity or reimbursement which such person has received or shall receive otherwise than under this Article.

SECTION 8. Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of this status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article or otherwise.

ARTICLE XI

AMENDMENTS

All By-Laws of the Corporation now or hereafter adopted either by the stockholders or the Board of Directors shall be subject to amendment, alteration or repeal by the stockholders or the Board of Directors, and new By-Laws may be made and adopted, either (a) by the affirmative vote of the holders of record of a majority of the number of shares of stock issued and outstanding and entitled to vote thereat given at an annual meeting or at any special meeting of the stockholders, or (2) by the affirmative vote of a majority of the total number of Directors constituting the entire Board of Directors at any regular or special meeting of the Board of Directors; provided, however, that (a) the power of the Board of Directors to amend, alter or repeal any by-law adopted by the stockholders as hereinbefore provided may be limited by a resolution adopted by the affirmative vote of the holders of record of a majority of the number of shares of stock issued and outstanding and entitled to vote thereat given at an annual or at any special meeting of the stockholders, and (b) if any By-Law regulating an impending election of Directors is adopted or amended are replaced by the Board of Directors, there shall be set forth in the notice of the next meeting of the stockholders for the election of Directors the By-Law so adopted or amended or repealed, together with a concise statement of the changes made.

ARTICLE XII

AGREEMENT AMONG STOCKHOLDERS

Nothing contained-in these By-Laws shall be deemed to limit or amend any lawful provision respecting the business and affairs of the Corporation contained in any written agreement among one or more of the stockholders of the Corporation and to the extent any provision of these By-Laws is in conflict with any provisions of any such agreement, the provisions of such agreement shall prevail.